Exhibit 99.1
NYSE MKT: URZ
Toronto Stock Exchange: URZ
Frankfurt Stock Exchange: U9E
Tel: (604) 689-1659
Fax: (604) 689-1722
www.uranerz.com

Paul Goranson Joins Uranerz as President

Casper, Wyoming, December 2, 2013 -- Uranerz Energy Corporation (“Uranerz” or the “Company”) (NYSE MKT and TSX: URZ; Frankfurt: U9E) is pleased to announce that Mr. Paul Goranson has joined Uranerz as President, Chief Operating Officer and a Director.

Mr. Goranson has over twenty-five years of mining, processing and regulatory experience in the uranium extraction industry that includes both conventional and in-situ recovery (“ISR”) mining. Most recently Mr. Goranson was President of Cameco Resources, a wholly-owned U.S. subsidiary of Cameco Corporation, which is one of the world's largest uranium mining companies. Mr. Goranson was responsible for executing the “Double U” growth strategy for Cameco’s U.S. operations, including developing production expansion projects such as the North Butte ISR uranium recovery facility and the refurbishment of the Highland Central Processing Plant. While President of Cameco Resources, Mr. Goranson’s responsibilities included executive leadership for the operations at the Smith Ranch-Highland, Crow Butte and North Butte ISR uranium recovery facilities.

Prior to Cameco Resources, Mr. Goranson was Vice President of Mestena Uranium LLC where he led the construction, startup and operation of the Alta Mesa project that achieved over one million pounds of uranium production per year under his stewardship. At Mestena his responsibilities included responsibility for marketing uranium where he negotiated long term uranium supply contracts with nuclear utilities as well as spot uranium sales. Prior to Mestena, Mr. Goranson was the manager for radiation safety, regulatory compliance and licensing with Rio Algom Mining LLC, a division of BHP Billiton.

“Uranerz is very pleased to have a person with Mr. Goranson’s talent, uranium mining experience and in-depth industry knowledge join our Company” stated Uranerz’ Chief Executive Officer, Glenn Catchpole, “He has been involved in all facets of the uranium sector, and we look forward to his input as we initiate production at Nichols Ranch and continue our efforts to grow the Company.”

Uranerz Energy Corporation has been working toward completing construction of its ISR processing facility and installation of the initial production wellfield for uranium extraction operations at its Nichols Ranch ISR Uranium Project, located in the Powder River Basin of Wyoming, U.S.A. The Company expects to start operations at the Nichols Ranch facility over the next few months.

About Uranerz

Uranerz Energy Corporation is a U.S.-based uranium company. The Nichols Ranch ISR Uranium Project is Uranerz’ first ISR mine. ISR, or in-situ recovery, is a mining process that uses a leaching solution to extract uranium from sandstone uranium deposits; it is the generally accepted extraction technology used in the Powder River Basin area of Wyoming. Uranerz controls a large strategic land position in the central Powder River Basin. The Company’s management team has specialized expertise in the ISR uranium mining method and a record of licensing, constructing and operating ISR uranium projects. The Company has entered into long-term uranium sales contracts for a portion of its planned production with Exelon and one other of the largest nuclear utilities in the country.

Further Information

For further information, please contact Derek Iwanaka, Manager of Investor Relations at 1-800-689-1659 or by email at investor@uranerz.com.

Forward-looking Statements

This press release may contain or refer to "forward-looking information" and “forward-looking statements” within the meaning of applicable United States and Canadian securities laws, which may include, but are not limited to, statements with respect to the Company’s expectation that it will start Nichols Ranch operations in the next few months and continue efforts to grow the Company, and all other statements which describe future activities or express intentions or expectations or are in the future tense. Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including, the risks and uncertainties outlined in our most recent financial statements Such forward-looking statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions, including the risks and uncertainties outlined in our most recent financial statements and reports and registration statement filed with the SEC (available at www.sec.gov) and with Canadian securities administrators (available at www.sedar.com). Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, believed, estimated or expected. We do not undertake to update forward-looking statements, except as required by law.